As filed with the Securities and Exchange Commission on February 9, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

APTARGROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3853103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

265 Exchange Drive, Suite 301
Crystal Lake, Illinois 60014
(815) 477-0424
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kimberly Y. Chainey
Executive Vice President, Chief Legal Officer and Corporate Secretary
AptarGroup, Inc.
265 Exchange Drive, Suite 301
Crystal Lake, Illinois 60014
(815) 477-0424
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Gary D. Gerstman
Michael P. Heinz
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
AptarGroup, Inc.
Debt Securities

This prospectus describes some of the general terms that may apply to debt securities that we may issue and sell from time to time. We may sell these debt securities on a continuous or delayed basis, in one or more offerings, in amounts, at prices and on terms to be determined at the time of the applicable offering.
We will provide specific terms of each issuance of debt securities in one or more supplements to this prospectus. This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
We have not yet determined whether any of the debt securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of these debt securities, a prospectus supplement relating to such securities will identify the exchange or market.
The debt securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our debt securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Investing in our securities involves risk. See “Risk Factors” included on page 2 of this prospectus and in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell the debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer to or through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
This prospectus does not contain all of the information included in the registration statement of which it forms a part. For further information, we refer you to the entire registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.
You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or issuer free writing prospectus and other documents to which we refer you. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information in this prospectus, the accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
The information in this prospectus and the accompanying prospectus supplement may not contain all of the information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement or issuer free writing prospectus, as well as the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
When used in this prospectus, unless otherwise specified or the context otherwise requires, the terms “Aptar,” “Company,” “we,” “us” or “our” refer to AptarGroup, Inc. together with its consolidated subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and the documents incorporated by reference in this prospectus are forward-looking and involve a number of risks and uncertainties. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to:
•geopolitical conflicts worldwide including the resulting indirect impact on demand from our customers selling their products into these countries, as well as rising input costs and certain supply chain disruptions;
•lower demand and asset utilization due to an economic recession either globally or in key markets we operate within;
•economic conditions worldwide, including inflationary conditions and potential deflationary conditions in other regions we rely on for growth;
•the execution of our fixed cost reduction initiatives, including our optimization initiative;
•the availability of raw materials and components (particularly from sole sourced suppliers) as well as the financial viability of these suppliers;
•fluctuations in the cost of materials, components, transportation cost as a result of supply chain disruptions and labor shortages, and other input costs (particularly resin, metal, anodization costs and energy costs);
•significant fluctuations in foreign currency exchange rates or our effective tax rate;
•the impact of tax reform legislation, changes in tax rates and other tax-related events or transactions that could impact our effective tax rate;
•financial conditions of customers and suppliers;
•consolidations within our customer or supplier bases;
•changes in customer and/or consumer spending levels;
•loss of one or more key accounts;
•our ability to successfully implement facility expansions and new facility projects;
•our ability to offset inflationary impacts with cost containment, productivity initiatives and price increases;
•changes in capital availability or cost, including rising interest rates;
•volatility of global credit markets;
•our ability to identify potential new acquisitions and to successfully acquire and integrate such operations, including the successful integration of the businesses we have acquired, including contingent consideration valuation;
•our ability to build out acquired businesses and integrate the product/service offerings of the acquired entities into our existing product/service portfolio;
•direct or indirect consequences of acts of war, terrorism or social unrest;

•cybersecurity threats that could impact our networks and reporting systems;
•the impact of natural disasters and other weather-related occurrences;
•fiscal and monetary policies and other regulations;
•changes, difficulties or failures in complying with government regulation, including U.S. Food and Drug Administration or similar foreign governmental authorities;
•changing regulations or market conditions regarding environmental sustainability;
•work stoppages due to labor disputes;
•competition, including technological advances;
•our ability to protect and defend our intellectual property rights, as well as litigation involving intellectual property rights;
•the outcome of any legal proceeding that has been or may be instituted against us and others;
•our ability to meet future cash flow estimates to support our goodwill impairment testing;
•the demand for existing and new products;
•the success of our customers’ products, particularly in the pharmaceutical industry;
•our ability to manage worldwide customer launches of complex technical products, particularly in developing markets;
•difficulties in product development and uncertainties related to the timing or outcome of product development;
•significant product liability claims; and
•other risks associated with our operations.
Although we believe that our forward-looking statements are based on reasonable assumptions, there can be no assurance that actual results, performance or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Please refer to the “Risk Factors” section included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” below.

APTARGROUP, INC.
Aptar is a global leader in the design and manufacturing of drug and consumer product dosing, dispensing, and protection technologies. Aptar serves a number of attractive end markets including pharmaceutical, beauty, food, beverage, personal care, and home care. Using market expertise, proprietary design, engineering and science to create innovative solutions for many of the world’s leading brands, Aptar, in turn, makes a meaningful difference in the lives, looks, health and homes of millions of patients and consumers around the world.
Consumers’ and patients’ preferences for convenience and product differentiation through drug delivery and packaging design and function are important to our customers and they have converted many of their packages from non-dispensing formats to dispensing systems that offer enhanced shelf appeal, convenience, cleanliness and accuracy of dosage. We design our products with both people and the environment in mind. Many of our product solutions for the beauty, personal care, home care, food and beverage markets are recyclable, reusable or made with recycled content.
We partner with our customers by providing innovative solutions and end market expertise. While we offer a wide variety of services and products, our primary products are dispensing pumps, closures, aerosol valves, elastomeric primary packaging components, active material science solutions and digital health solutions. Dispensing pumps are finger-actuated dispensing systems that dispense a spray or lotion from non-pressurized containers. The style of pump used depends largely on the nature of the product being dispensed, from small, fine mist pumps used with pharmaceutical products and perfume to lotion pumps for more viscous formulas. Closures are primarily dispensing closures but to a lesser degree can include non-dispensing closures. Dispensing closures are plastic caps that allow a product to be dispensed without removing the cap. Aerosol valves dispense product from pressurized containers. The majority of the aerosol valves that we sell are continuous spray valves, with the balance being metered dose valves and bag-on valves.
We also manufacture and sell elastomeric primary packaging components. These components are used in the injectables market. Products include stoppers for infusion, antibiotic, lyophilization and diagnostic vials. Our elastomeric components also include pre-filled syringe components, such as plungers, needle shields, tip caps and components for cartridges.
We provide active material science solutions using our platform technology to maintain container closure integrity, extend shelf-life, control moisture and oxygen while also protecting drug products from overall environmental exposures and degradations. Our digital health solutions aim to improve patients’ treatment experience and outcomes. We leverage companion and regulated software solutions connected devices and diagnostic tools that support patients to manage their disease as well as enabling care teams to remotely monitor the health of the patients when needed. Available as standalone or as a fully integrated offering in our existing range of drug delivery solutions, we have digital health solutions covering a wide range of therapeutic areas, including, but not limited to, pulmonary, oncology, neurology diabetes, immunology, and rare disease.
We have three reporting segments: Aptar Pharma and Aptar Beauty, which are named for the markets they serve with multiple product platforms, and Aptar Closures, which is named primarily for a single product platform (dispensing closures) that serves multiple markets (including food, beverage, personal care, home care, beauty and healthcare).
Our business was started in the late 1940s, manufacturing and selling aerosol valves in the United States, and has grown primarily through acquisitions and internal expansion. Our common stock is listed on the New York Stock Exchange under the symbol “ATR.” Our principal executive offices are located at 265 Exchange Drive, Suite 301, Crystal Lake, Illinois 60014, and our telephone number is (815) 477-0424. Our Internet website address is www.aptar.com. The information contained on our website is not a part of, or incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our debt securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” below.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any debt securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:
•working capital;
•acquisitions of or investments in other businesses;
•capital expenditures;
•repayment of outstanding debt;
•repurchases of shares of our common stock; and
•advances to or investments in our subsidiaries.
Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of such prospectus supplement or other offering materials will supersede the information in this prospectus. When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms “Aptar,” “Company,” “we,” “us” or “our” refer to solely to AptarGroup, Inc. and not to any of its subsidiaries.
The debt securities may be issued in one or more series under one or more indentures, including debt securities that we may issue under the indenture, dated as of March 7, 2022, as amended and supplemented from time to time, between AptarGroup, Inc. and U.S. Bank Trust Company, National Association, as trustee, a copy of which has been incorporated into the registration statement of which this prospectus is a part. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.
The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the indenture and the applicable form of certificate evidencing the debt securities, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.
General
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
•the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•any limit on the aggregate principal amount of the debt securities;
•whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•the date or dates on which the principal amount of the debt securities will mature;
•if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;
•if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;
•any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;
•if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any multiple in excess thereof;
•whether the debt securities will be convertible and the terms of any conversion provisions;
•if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;
•the designation of the original currency determination agent, if any;
•if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•the events of default and covenants with respect to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;
•if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;
•whether any of such debt securities are to be issuable upon the exercise of warrants;
•if there is more than one trustee or a trustee other than, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such securities;
•the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released;
•the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;
•if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;
•if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;
•any terms relating to the modification of the debt securities or the right of the debt security holders;
•the forms of the debt securities; and
•any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.
This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the debt securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in the applicable prospectus supplement or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS
The validity of the debt securities offered under this prospectus will be passed upon for us by Sidley Austin LLP. Certain legal matters with respect to the validity of the debt securities offered under this prospectus will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.aptar.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:
•Our Annual Report on Form 10-K for the year ended December 31, 2023;
•the information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2023; and
•all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information deemed to have been “furnished” and not “filed” under the Exchange Act, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K).
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at www.aptar.com, or by making an oral or written request to our Investor Relations Department at:
AptarGroup, Inc.
Attention: Investor Relations
265 Exchange Drive, Suite 301
Crystal Lake, Illinois 60014
Telephone: (815) 477-0424
We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
All expenses in connection with the issuance and distribution of the securities being registered will be paid by Aptar. The following is an itemized statement of these expenses:

SEC Registration Fee	$	(1)(2)
FINRA Filing Fee	$	(2)
Legal Fees and Expenses	$	(2)
Accounting Fees and Expenses	$	(2)
Indenture Trustees’ Fees and Expenses	$	(2)
Blue Sky Fees and Expenses	$	(2)
Printing and Mailing Expenses	$	(2)
Rating Agency Fees	$	(2)
Miscellaneous	$	(2)
__________________
(1)Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.
(2)The amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
The Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), as the same exists or may be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. In accordance with Section 102(b)(7) of the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends under Section 174 of the DGCL or (iv) transactions from which the director derives an improper personal benefit.
The Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the DGCL, as amended from time to time. Under Article Thirteen of the Certificate of Incorporation, the Company may maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against such person in such capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Thirteen of the Certificate of Incorporation.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Pursuant to Section 145 of the DGCL and the Certificate of Incorporation, the Company maintains directors’ and officers’ liability insurance coverage.
The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.

Exhibit No.		Description
1.1*	-	Form of Underwriting Agreement.

4.1	-
Amended and Restated Certificate of Incorporation of AptarGroup Inc., as amended, filed as Exhibit 4(a) to the Company’s Registration on Form S-8, filed on July 25, 2008, is hereby incorporated by reference.

4.2	-	Amended and Restated By-Laws of AptarGroup, Inc., filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 13, 2023, is hereby incorporated by reference.

4.3	-
Indenture, dated as of March 7, 2022, between AptarGroup, Inc. and U.S. Bank Trust Company, National Association, as trustee, filed as Exhibit 4.1 to AptarGroup, Inc.’s Current Report on Form 8-K filed on March 7, 2022, is hereby incorporated by reference.

4.4*	-	Form of Debt Security.

5.1	-	Opinion of Sidley Austin LLP.

23.1	-	Consent of PricewaterhouseCoopers LLP.

23.2	-	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

24.1	-	Powers of Attorney (contained in the signature page to this Registration Statement).

25.1	-	Form T-1 Statement of Eligibility, dated as of February 9, 2024, of U.S. Bank Trust Company, National Association, as trustee with respect to the Indenture, dated as of March 7, 2022.

107	-	Filing Fee Table.
__________________
*To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.
Item 17. Undertakings.
(A)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(B)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crystal Lake, State of Illinois, on February 9, 2024.

APTARGROUP, INC.

By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Stephan B. Tanda, Robert W. Kuhn and Kimberly Y. Chainey, each acting alone, as an attorney-in-fact with the full power of substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Candace Matthews	Chairperson of the Board and Director	February 9, 2024
Candace Matthews

/s/ Stephan B. Tanda	President and Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2024
Stephan B. Tanda

/s/ Robert W. Kuhn	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	February 9, 2024
Robert W. Kuhn

/s/ George L. Fotiades	Director	February 9, 2024
George L. Fotiades

/s/ Sarah Glickman	Director	February 9, 2024
Sarah Glickman

/s/ Giovanna Kampouri Monnas	Director	February 9, 2024
Giovanna Kampouri Monnas

/s/ Isabel Marey-Semper	Director	February 9, 2024
Isabel Marey-Semper

/s/ B. Craig Owens	Director	February 9, 2024
B. Craig Owens

/s/ Matt Trerotola	Director	February 9, 2024
Matt Trerotola

/s/ Ralf K. Wunderlich	Director	February 9, 2024
Ralf K. Wunderlich

/s/ Julie Xing	Director	February 9, 2024
Julie Xing